UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	August 21, 2014 (August 19, 2014)

VIRTUALSCOPICS, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-52018	04-3007151
(Commission File Number)	(IRS Employer Identification No.)

500 Linden Oaks, Rochester, New York	14625
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(585) 249-6231

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

The information contained in Item 5.02 is hereby incorporated by reference into this Item 1.01.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 19, 2014 (the “Effective Date”), James A. Groff, who has served as acting Chief Financial Officer of VirtualScopics, Inc. (the “Company”) since August 31, 2013, was appointed Chief Financial Officer of the Company. The Company entered into an employment agreement with Mr. Groff (the “Executive Employment Agreement”), pursuant to which Mr. Groff agreed to serve as the Company’s Chief Financial Officer. The Executive Employment Agreement sets forth the terms and conditions of Mr. Groff’s employment with the Company.

The term of the Executive Employment Agreement begins as of the Effective Date, and will be extended automatically for one-year periods so long as Mr. Groff remains fully employed by the Company. Mr. Groff will receive an annual salary of $150,000 during the term of the Executive Employment Agreement. Mr. Groff is also eligible to receive an annual incentive bonus tied to the achievement of Company goals approved by the Compensation Committee of the Company’s Board of Directors. Mr. Groff is eligible to participate in such health, medical and dental, disability and other executive benefit plans as are afforded to other executive officers of the Company. On the Effective Date, Mr. Groff was granted an option to purchase 25,000 shares of the Company’s common stock. If Mr. Groff remains employed by the Company on the date that is twelve months after the Effective Date, the Company will award an option to purchase an additional 25,000 shares, and if employed twenty-four months after the Effective Date, then the Company will also award an option to purchase an additional 25,000 shares. Each award is subject to the terms of the Company’s Amended and Restated 2006 Long-Term Incentive Plan. The options will vest at the rate of 25% on each anniversary of each award while Mr. Groff is employed by the Company.

The Executive Employment Agreement provides that if the Company terminates Mr. Groff’s employment without cause, then the Company is required to pay his annual salary and benefits for a period of six months. If a Change in Control (as defined in the Executive Employment Agreement) occurs on or before the third anniversary of the Effective Date, then the Company is required to pay Mr. Groff an amount equal to 50% of his annual salary for the year in which the Change in Control occurs.

In connection with the Executive Employment Agreement, Mr. Groff and the Company entered into an agreement regarding confidentiality and non-competition (the “Confidentiality and Non-Competition Agreement”), pursuant to which Mr. Groff agreed to provisions for the protection of the Company’s confidential information for an indefinite period, and non-competition and non-solicitation provisions for a period of one year after the termination of his employment with the Company.

The foregoing summaries of the Executive Employment Agreement and Confidentiality and Non-Competition Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Executive Employment Agreement and Confidentiality and Non-Competition Agreement, which are attached to this report as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01 – Financial Statement and Exhibits

(d) Exhibits

10.1	Employment Agreement, dated August 19, 2014, between VirtualScopics, Inc. and James A. Groff

10.2	Confidentiality and Non-Competition Agreement, dated August 19, 2014, between VirtualScopics, Inc. and James A. Groff

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUALSCOPICS, INC.
Date: August 21, 2014
	By:	\s\James Groff
Name: James Groff Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated August 19, 2014, between VirtualScopics, Inc. and James A. Groff

10.2	Confidentiality and Non-Competition Agreement, dated August 19, 2014, between VirtualScopics, Inc. and James A. Groff